                                                                 EXHIBIT d(5)(i)

                                   SCHEDULE A

                              WITH RESPECT TO THE

                     INVESTMENT MANAGEMENT AGREEMENT

                                    BETWEEN

                                ING EQUITY TRUST
                                      AND
                              ING INVESTMENTS, LLC

                                           ANNUAL INVESTMENT MANAGEMENT FEE
FUND                                       --------------------------------
----                               (as a percentage of average daily net assets)
ING Tax Efficient Equity Fund                          0.80%